EXHIBIT 31.1

CERTIFICATIONS PURSUANT TO SECTION 302 OF THE

SARBANES-OXLEY ACT OF 2002

Certification of Principal Executive Officer

I, Stephen J. Hemsley, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of UnitedHealth Group Incorporated (the “registrant”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

February 18, 2009	/s/ STEPHEN J. HEMSLEY
Stephen J. Hemsley President and Chief Executive Officer

Certification of Principal Financial Officer

I, George L. Mikan III, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of UnitedHealth Group Incorporated (the “registrant”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

February 18, 2009	/s/ GEORGE L. MIKAN III
George L. Mikan III Executive Vice President and Chief Financial Officer